NETGEAR® REPORTS THIRD QUARTER 2012 RESULTS

•	Third quarter 2012 net revenue of $315.2 million, as compared to $301.8 million in the comparable prior year quarter, 4.4% year-over-year growth

•	Third quarter 2012 non-GAAP net income of $25.3 million, as compared to $29.9 million in the comparable prior year quarter, decrease of 15.4% year-over-year

•	Third quarter 2012 non-GAAP diluted earnings per share of $0.65, as compared to $0.79 in the comparable prior year quarter, decrease of 17.7% year-over-year

•	Company expects fourth quarter 2012 net revenue to be in the range of $300 million to $315 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California - October 25, 2012 - NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the third quarter ended September 30, 2012.

Net revenue for the third quarter ended September 30, 2012 was $315.2 million, as compared to $301.8 million for the third quarter ended October 2, 2011, and $320.7 million in the second quarter ended July 1, 2012. Net income, computed in accordance with GAAP, for the third quarter of 2012 was $23.8 million, or $0.61 per diluted share. This compared to GAAP net income of $26.7 million, or $0.70 per diluted share, for the third quarter of 2011, and GAAP net income of $21.5 million, or $0.56 per diluted share, in the second quarter of 2012.

Gross margin on a non-GAAP basis in the third quarter of 2012 was 31.6%, as compared to 32.4% in the year ago comparable quarter, and 29.9% in the second quarter of 2012. Non-GAAP operating margin was 11.5% in the third quarter of 2012, as compared to 12.5% in the third quarter of 2011, and 11.0% in the second quarter of 2012. Non-GAAP net income was $0.65 per diluted share in the third quarter of 2012, as compared to non-GAAP net income of $0.79 per diluted share in the third quarter of 2011, and non-GAAP net income of $0.64 per diluted share in the second quarter of 2012. Our tax rate in the third quarter 2012 reflects a one-time benefit which accounts for an incremental $0.05 per diluted share of earnings. This compares to a one-time tax rate benefit in the third quarter 2011, which accounted for an incremental $0.09 per diluted share of earnings.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, and gain on sale of cost method investment. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “NETGEAR's financial results for the third quarter of 2012 are a reflection of the current difficult economic climate. The uncertainty in the European and Australian markets has affected consumer, small business, and service provider sales for the quarter.”

“Our Retail Business Unit revenue for the quarter ended September 30, 2012 was up 9% quarter-on-quarter, driven by back-to-school seasonal demand and market share gains in North America. On a year-over-year basis, Retail was down 3% as a result of the challenging European market. Commercial was down 2% on a sequential basis and down 13% year-over-year. This reflects the tightened spending of European and Australian businesses facing widespread economic uncertainty. Our Service Provider Business Unit revenues were up 34% on a year-over-year basis, and down 11% quarter-over-quarter as service providers reduced their purchases in Q3.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “Despite the current challenges we are facing in Europe and Australia, we are continuing our increased investment in research and development. This increased investment positions us for the long term success we believe we can achieve in all geographies, especially when the economic environment improves. We expect that the continuous flow of innovative new products from our R&D team will enable us to gain market share worldwide now and in the future. However, facing the current weakened market demand in Europe, we are shifting our sales and marketing resources to the emerging markets where we believe there is growth to achieve and market share to be gained. We will continue to spend wisely and streamline our operations to achieve more efficiency. As always, we are very focused on managing expenses, inventory levels, and cash.”

Mr. Lo added, “Looking forward, we expect to continue to face a challenging economic climate in Europe. We are also seeing a further reduction in capital expenditures budget for broadband gateways in Q4 among our service provider customers in Europe and Australia. Despite the difficult market situation, we continue to innovate and expect to release approximately 25 new products in Q4, setting us up for growth in 2013. Specifically, for the fourth quarter of 2012, we expect net revenue to be in the range of approximately $300 million to $315 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter 2012 results and discuss management's expectations for the third quarter of 2012 today, Thursday, October 25, 2012 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, November 1, 2012 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 401042.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 32,000 retail locations around the globe, and through approximately 40,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2012 NETGEAR, Inc. NETGEAR, and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "anticipate", "expect", "believe", "will", "may", "should", "estimate", "project", "outlook", "forecast" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR's expected revenue and operating margin, investment in research and development, expectations of the economic environment especially in Europe and Australia, expectations on growth and market share gains, expectations on emerging markets, our intent to continue to spend wisely and streamline operations, reductions in capital expenditures budget for broadband gateways in Q4 for service provider customers in Europe and Australia, and the number of new products to be introduced in the fourth quarter. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 45 through 63, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2012, filed with the Securities and Exchange Commission on August 8, 2012. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$134,601	$208,898
Short-term investments	227,819	144,797
Accounts receivable, net	248,862	261,307
Inventories	178,916	163,724
Deferred income taxes	22,705	23,088
Prepaid expenses and other current assets	38,173	32,415
Total current assets	851,076	834,229
Property and equipment, net	18,927	15,884
Intangibles, net	27,701	20,956
Goodwill	100,880	85,944
Other non-current assets	20,053	14,357
Total assets	$1,018,637	$971,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$91,070	$117,285
Accrued employee compensation	21,116	26,896
Other accrued liabilities	120,829	120,480
Deferred revenue	28,205	40,093
Income taxes payable	1,829	4,207
Total current liabilities	263,049	308,961
Non-current income taxes payable	17,525	18,657
Other non-current liabilities	5,286	4,995
Total liabilities	285,860	332,613
Stockholders' equity:
Common stock	38	38
Additional paid-in capital	388,812	364,243
Cumulative other comprehensive (loss) income	(171)	23
Retained earnings	344,098	274,453
Total stockholders' equity	732,777	638,757
Total liabilities and stockholders' equity	$1,018,637	$971,370

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011

Net revenue	$315,210	$320,655	$301,800	$961,485	$871,863
Cost of revenue	217,522	226,017	205,490	669,310	597,390
Gross profit	97,688	94,638	96,310	292,175	274,473
Operating expenses:
Research and development	17,399	14,757	12,738	46,277	35,102
Sales and marketing	37,600	37,677	39,600	114,247	115,284
General and administrative	11,888	11,219	10,851	33,520	31,044
Restructuring and other charges	—	—	—	—	2,094
Litigation reserves, net	269	—	44	420	(234)
Total operating expenses	67,156	63,653	63,233	194,464	183,290
Income from operations	30,532	30,985	33,077	97,711	91,183
Interest income	109	116	115	344	350
Other income (expense), net	3,070	354	(267)	2,823	(938)
Income before income taxes	33,711	31,455	32,925	100,878	90,595
Provision for income taxes	9,920	9,933	6,178	30,418	22,062
Net income	$23,791	$21,522	$26,747	$70,460	$68,533

Net income per share:
Basic	$0.62	$0.57	$0.71	$1.86	$1.85
Diluted	$0.61	$0.56	$0.70	$1.82	$1.81

Weighted average shares outstanding used to compute net income per share:
Basic	38,162	37,978	37,483	37,978	36,967
Diluted	38,802	38,595	38,080	38,682	37,812

Stock-based compensation expense was allocated as follows:
Cost of revenue	$473	$278	$259	$1,021	$737
Research and development	778	677	606	2,066	1,873
Sales and marketing	1,238	1,191	1,264	3,623	3,949
General and administrative	1,530	1,249	1,325	4,096	3,775

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, net of tax, and gain on sale of cost method investment.

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011

Net revenue	$315,210	$320,655	$301,800	$961,485	$871,863
Cost of revenue	215,695	224,723	204,167	664,972	592,434
Gross profit	99,515	95,932	97,633	296,513	279,429

Operating expenses:
Research and development	16,621	14,080	12,132	44,211	33,189
Sales and marketing	36,362	36,486	38,336	110,624	111,335
General and administrative	10,358	9,970	9,526	29,424	27,269
Total operating expenses	63,341	60,536	59,994	184,259	171,793
Income from operations	36,174	35,396	37,639	112,254	107,636
Interest income	109	116	115	344	350
Other income (expense), net	(56)	354	(267)	(303)	(938)
Income before income taxes	36,227	35,866	37,487	112,295	107,048
Provision for income taxes	10,959	11,262	7,561	34,315	28,300
Net income	$25,268	$24,604	$29,926	$77,980	$78,748

Net income per share:
Basic	$0.66	$0.65	$0.80	$2.05	$2.13
Diluted	$0.65	$0.64	$0.79	$2.02	$2.08

Weighted average shares outstanding used to compute net income per share:
Basic	38,162	37,978	37,483	37,978	36,967
Diluted	38,802	38,595	38,080	38,682	37,812

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011

GAAP gross profit	$97,688	$94,638	$96,310	$292,175	$274,473
Amortization of intangible assets	1,354	1,016	1,064	3,317	3,610
Stock-based compensation expense	473	278	259	1,021	737
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Non-GAAP gross profit	$99,515	$95,932	$97,633	$296,513	$279,429
Non-GAAP gross margin	31.6%	29.9%	32.4%	30.8%	32.0%

GAAP research and development	$17,399	$14,757	$12,738	$46,277	$35,102
Stock-based compensation expense	(778)	(677)	(606)	(2,066)	(1,873)
Acquisition related compensation	—	—	—	—	(40)
Non-GAAP research and development	$16,621	$14,080	$12,132	$44,211	$33,189

GAAP sales and marketing	$37,600	$37,677	$39,600	$114,247	$115,284
Stock-based compensation expense	(1,238)	(1,191)	(1,264)	(3,623)	(3,949)
Non-GAAP sales and marketing	$36,362	$36,486	$38,336	$110,624	$111,335

GAAP general and administrative	$11,888	$11,219	$10,851	$33,520	$31,044
Stock-based compensation expense	(1,530)	(1,249)	(1,325)	(4,096)	(3,775)
Non-GAAP general and administrative	$10,358	$9,970	$9,526	$29,424	$27,269

GAAP total operating expenses	$67,156	$63,653	$63,233	$194,464	$183,290
Stock-based compensation expense	(3,546)	(3,117)	(3,195)	(9,785)	(9,597)
Restructuring and other charges	—	—	—	—	(2,094)
Acquisition related compensation	—	—	—	—	(40)
Litigation reserves, net	(269)	—	(44)	(420)	234
Non-GAAP total operating expenses	$63,341	$60,536	$59,994	$184,259	$171,793

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011

GAAP operating income	$30,532	$30,985	$33,077	$97,711	$91,183
Amortization of intangible assets	1,354	1,016	1,064	3,317	3,610
Stock-based compensation expense	4,019	3,395	3,454	10,806	10,334
Restructuring and other charges	—	—	—	—	2,094
Acquisition related compensation	—	—	—	—	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Litigation reserves, net	269	—	44	420	(234)
Non-GAAP operating income	$36,174	$35,396	$37,639	$112,254	$107,636
Non-GAAP operating margin	11.5%	11.0%	12.5%	11.7%	12.3%

GAAP other income (expense),net	$3,070	$354	$(267)	$2,823	$(938)
Gain on sale of cost method investment	(3,126)	—	—	(3,126)	—
Non-GAAP other income (expense), net	$(56)	$354	$(267)	$(303)	$(938)

GAAP net income	$23,791	$21,522	$26,747	$70,460	$68,533
Amortization of intangible assets	1,354	1,016	1,064	3,317	3,610
Stock-based compensation expense	4,019	3,395	3,454	10,806	10,334
Restructuring and other charges	—	—	—	—	2,094
Acquisition related compensation	—	—	—	—	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Litigation reserves, net	269	—	44	420	(234)
Gain on sale of cost method investment	(3,126)	—	—	(3,126)	—
Tax effect	(1,039)	(1,329)	(1,383)	(3,897)	(6,238)
Non-GAAP net income	$25,268	$24,604	$29,926	$77,980	$78,748

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2012	July 1, 2012	October 2, 2011	September 30, 2012	October 2, 2011

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.61	$0.56	$0.70	$1.82	$1.81
Amortization of intangible assets	0.03	0.03	0.03	0.09	0.10
Stock-based compensation expense	0.10	0.09	0.09	0.28	0.27
Restructuring and other charges	—	—	—	—	0.06
Acquisition related compensation	—	—	—	—	0.00
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	0.02
Litigation reserves, net	0.01	—	0.00	0.01	(0.01)
Gain on sale of cost method investment	(0.08)	—	—	(0.08)	—
Tax effect	(0.02)	(0.04)	(0.03)	(0.10)	(0.17)
Non-GAAP net income per diluted share	$0.65	$0.64	$0.79	$2.02	$2.08

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	September 30, 2012	July 1, 2012	April 1, 2012	December 31, 2011	October 2, 2011

Cash, cash equivalents and short-term investments	$362,420	$360,428	$369,420	$353,695	$321,059
Cash, cash equivalents and short-term investments per diluted share	$9.34	$9.34	$9.58	$9.24	$8.43

Accounts receivable, net	$248,862	$271,769	$249,208	$261,307	$218,653
Days sales outstanding (DSO)	72	77	70	76	66

Inventories	$178,916	$152,820	$134,314	$163,724	$135,963
Ending inventory turns	4.9	5.9	6.7	5.2	6.0

Weeks of channel inventory:
U.S. retail channel	9.8	12.3	9.8	7.3	10.0
U.S. distribution channel	8.4	8.6	8.6	9.0	6.6
EMEA distribution channel	4.4	4.1	5.0	5.4	4.3
APAC distribution channel	4.7	5.7	5.6	6.7	3.9

Deferred revenue	$28,205	$25,478	$25,156	$40,093	$23,934

Headcount	854	818	810	791	756
Non-GAAP diluted shares	38,802	38,595	38,576	38,260	38,080

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 30, 2012		July 1, 2012		October 2, 2011		September 30, 2012		October 2, 2011
Americas	$177,647	56%	$163,438	51%	$149,009	49%	$509,440	53%	$430,482	50%
EMEA	104,368	33%	117,815	37%	119,735	40%	347,264	36%	352,686	40%
APAC	33,195	11%	39,402	12%	33,056	11%	104,781	11%	88,695	10%
Total	$315,210	100%	$320,655	100%	$301,800	100%	$961,485	100%	$871,863	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Nine Months Ended
	September 30, 2012		July 1, 2012		October 2, 2011		September 30, 2012		October 2, 2011
Retail	$123,457	39%	$113,824	36%	$127,082	42%	$366,258	38%	$352,076	41%
Commercial	79,240	25%	80,626	25%	91,059	30%	234,498	24%	247,793	28%
Service Provider	112,513	36%	126,205	39%	83,659	28%	360,729	38%	271,994	31%
Total	$315,210	100%	$320,655	100%	$301,800	100%	$961,485	100%	$871,863	100%